Exhibit 24.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this registration statement on Form S-8 of our report dated February 11, 2002, relating to the financial statements of Netfran Development Corp.

/s/ McClain & Company, L.C.

McClain & Company, L.C.
Miami, Florida January 29, 2003